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                                                                     EXHIIT 23.2


                       E.E. Templeton & Associates, Inc.
                             407 1/2 Second Street
                              Marietta, Ohio 45750
                                 (614) 373-5046


                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


         We hereby consent to the use of our audit reports dated October 15, 1996 and October 23, 1997 on reserves and revenue as of September 30, 1996, and September 30, 1997, respectively, from certain properties owned by Resource Energy, Inc., a wholly-owned subsidiary of Resource America, Inc., in Resource America, Inc.'s Annual Report for the fiscal year ending September 30, 1999.


                                             Very truly yours,


                                             /s/ E.E. Templeton
                                             ---------------------------------
                                             E.E. Templeton & Associates, Inc.